UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 8, 2010

Icahn Enterprises L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY	10153
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.        Regulation FD Disclosure

On December 30, 2009, Icahn Enterprises L.P. (“Icahn Enterprises”) issued a press release announcing that it, together with Icahn Enterprises Finance Corp., intended to offer $2.0 billion in principal amount of new senior debt securities (the “New Notes”) for issuance in a private placement not registered under the Securities Act of 1933, as amended.

In connection with the offering of the New Notes, Icahn Enterprises disclosed certain information, including information relating to EBITDA, to prospective investors in a preliminary offering memorandum dated January 4, 2010 (the “Preliminary Offering Memorandum”), portions of which were previously filed on Form 8-K. Certain information provided in the Preliminary Offering Memorandum has been revised, as set forth in Exhibit 99.1, to conform the calculation of EBITDA attributable to Icahn Enterprises and Adjusted EBITDA attributable to Icahn Enterprises for the years ended December 31, 2006 and 2007, respectively, to the methodology used for the year ended December 31, 2008 and the nine months ended September 30, 2008 and 2009, respectively. Adjustments made to certain expense items were revised to add back only the applicable portion of such amounts attributable to Icahn Enterprises. No changes have been made to the data for the year ended December 31, 2008 and the nine months ended September 30, 2008 and 2009.  The information attached hereto as Exhibit 99.1 supersedes the information which was attached as Exhibit 99.2 to the Form 8-K filed on January 4, 2010.

The information contained in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  In addition, the information contained in Exhibit 99.1 shall not be incorporated by reference into any of Icahn Enterprises’ filings with the Securities and Exchange Commission or any other document except as shall be expressly set forth by specific reference in such filing or document.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities of Icahn Enterprises.

Item 8.01.        Other Events

On January 8, 2010, Icahn Enterprises issued a press release announcing that the consent payment deadline in connection with their previously announced cash tender offers to purchase any and all of the $967.0 million outstanding aggregate principal amount of their 7.125% Senior Notes due 2013 (the “2013 Notes”) and any and all of the $353.0 million outstanding aggregate principal amount of their 8.125% Senior Notes due 2012 (the “2012 Notes” and, together with the 2013 Notes, the “Notes”) has expired. As of 5:00 p.m., New York City time, on January 7, 2010, approximately $938.7 million (or approximately 97%) in aggregate principal amount of the 2013 Notes and approximately $344.8 million (or approximately 98%) in aggregate principal amount of the 2012 Notes had been tendered with consents to amend to the indentures governing the Notes. Accordingly, Icahn Enterprises has executed supplemental indentures with Icahn Enterprises Finance Corp., as co-issuer, Icahn Enterprises Holdings L.P., as guarantor, and Wilmington Trust Company, as trustee, to give effect to the amendments to the indentures governing the Notes.  The supplemental indentures do not become operative unless and until validly tendered Notes are accepted pursuant to the tender offers, which will occur promptly following, and subject to, the satisfaction or waiver of the conditions to the tender offers, including the financing condition.  A copy of the press release is filed and attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.        Financial Statements and Exhibits

(d) Exhibits

99.1 – Additional Information from Preliminary Offering Memorandum.

99.2 – Press Release dated January 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

By:	Icahn Enterprises G.P. Inc. its General Partner

	By:	/s/ Dominick Ragone
Dominick Ragone
Principal Financial Officer

Date:  January 8, 2010